UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 27, 2018

Jones Energy, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36006	80-0907968
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

807 Las Cimas Parkway, Suite 350 Austin, Texas	78746
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (512) 328-2953

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 3.01                   Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On September 27, 2018, Mr. Paul Lloyd Jr. and Mr. John Lovoi resigned from the board of directors (the “Board”) of Jones Energy, Inc. (the “Company”) and all committees thereof, effective as of September 28, 2018. Mr. Lloyd was a member of the Audit Committee and Mr. Lovoi was a member of the Compensation Committee and the chair of the Nominating and Corporate Governance Committee. As a result of Mr. Lloyd’s departure from the Board, the Company is temporarily deficient of the requirement under Section 303A.07(a) of the New York Stock Exchange (“NYSE”) Listed Company Manual that audit committees be comprised of at least three independent directors. As a result of Messrs. Lloyd and Lovoi’s resignations the Company is temporarily deficient of the requirement under Section 303A.01 of the NYSE Listed Company Manual that requires that the board of directors of a listed company be comprised of a majority of independent directors. On September 28, 2018, the Company filed an interim written affirmation with the NYSE notifying the NYSE that it is deficient in meeting these requirements of the NYSE listed Company Manual. The Company has commenced its search for candidates to replace Messrs. Lloyd and Lovoi on the Board and Audit Committee who will meet the independence requirements of Section 10A-3 of, and Rule 10A-3 under, the Securities Exchange Act of 1934, as amended, and Section 303A.02 of the NYSE Listed Company Manual. The Company expects to receive an official notice from the NYSE that it is deficient in the NYSE Listed Company Manual requirement to have an audit committee comprised of at least three independent directors and a board of directors comprised of a majority of independent directors.

Item 5.02                   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Director Resignations

As described above, on September 27, 2018, Mr. Lloyd resigned from the Board and all committees thereof, effective as of September 28, 2018. Mr. Lloyd was a member of the Audit Committee.

As described above, on September 27, 2018, Mr. Lovoi resigned from the Board and all committees thereof, effective as of September 28, 2018. Mr. Lovoi was a member of the Compensation Committee and the chair of the Nominating and Corporate Governance Committee.

In connection with these resignations, pursuant to the bylaws of the Company, the Board voted to decrease the size of the Board from eight to seven members. Further, as of September 28, 2018, the Board appointed Mr. Hal Washburn as chair of the Nominating and Governance Committee.

Appointment to the Board of Directors

On September 28, 2018, the Board appointed Mr. Carl Giesler to the Board.  Mr. Giesler currently serves as the Chief Executive Officer of the Company.

On August 8, 2018, Jones Energy, LLC, a wholly owned subsidiary of the Company, entered into an Amended and Restated Employment Agreement (the “Agreement”) with Mr. Giesler, in his capacity as the Company’s Chief Executive Officer which amended and restated the employment agreement entered into with Mr. Giesler on July 12, 2018 and effective July 23, 2018 (the “Employment Date”). Unless terminated earlier in accordance with its terms, the Agreement will continue for an initial term of two years.  In addition, on each anniversary of the Employment Date following the initial term, unless the Agreement has been terminated, the term of the Agreement will automatically be extended for an additional year unless either party provides written notice of non-renewal at least 90 days prior to such anniversary.

The Agreement provides that for his services as the Company’s Chief Executive Officer, Mr. Giesler will receive an annualized base salary of $495,000.  In addition, Mr. Giesler will (1) be entitled to discretionary incentive payments under the Company’s short-term bonus plan based on an annual target bonus of 50% to 150% of his base salary upon the attainment of specified performance goals established by the Board, or the Compensation Committee of the Board, in its sole discretion and (2) be entitled to a guaranteed bonus payment of $371,250 in respect of the 2018 performance year within 30 days of the Effective Date, provided that Mr. Giesler will be required to repay such bonus if he is terminated for Cause (as defined in the Agreement) or resigns without Good Reason (as defined in the Agreement) before July 23, 2019. The Agreement also reflects grants, which were both made by the Company effective as of the Employment date, of (i) a compensatory cash award in an aggregate amount of $320,000 (the “Cash Award”), which will vest and be paid out in equal one-third installments on April 1, 2019, October 1, 2019 and April 1, 2020 and will be made pursuant to a cash award agreement (the “Cash Award Agreement”) under the Company’s Amended and Restated 2013 Omnibus Incentive Plan (the “Plan”) and (ii) 3,000,000 Restricted Stock Units (“RSUs”), with each RSU representing one share of Class A common stock of the Company, which will vest in equal one-third installments on July 1, 2019, July 1, 2020 and July 1, 2021 subject to Mr. Giesler’s continued employment. The grant of RSUs was offered by the Company as a material inducement to Mr. Giesler’s hiring as Chief Executive Officer outside the terms of the Plan or any other incentive plan and was approved by the Compensation Committee of the Company’s Board of Directors in reliance on the employment inducement exemption under the NYSE’s Listed Company Manual Rule 303A.08.

The RSUs and the Cash Award will fully vest upon Mr. Giesler’s termination of employment prior to the final vesting date if (i) his termination is due to his death or disability, or (ii) if following a change in control (as defined in the award agreement relating to the RSUs or the Cash Award Agreement, as the case may be), his termination is by the Company without cause or by Mr. Giesler for good reason (as each of those terms are defined in the award agreement relating to the RSUs or the Cash Award Agreement, as the case may be). Further, pursuant to the Agreement, in the event Mr. Giesler’s employment is terminated (x) by the Company without Cause, (y) by Mr. Giesler for Good Reason or (z) as a result of the Company’s non-extension of the term of his employment, so long as Mr. Giesler executes (and does not revoke) a release of claims in a form acceptable to the Company, (a) the Company will continue to pay Mr. Giesler his then-current annualized base salary through the later of 12 months following such termination or July 23, 2020 and an additional pro rata portion of his annual bonus for the year of termination and (b) if Mr. Giesler elects to receive continued coverage under a group health plan of the Company, the Company will reimburse any portion of such premiums that exceeds the amount Mr. Giesler would have paid if he were an employee of the Company for a period of up to 12 months following such termination.  The Agreement also includes certain confidentiality provisions that apply indefinitely and certain noncompetition and nonsolicitation covenants that apply during the period of Mr. Giesler’s employment with the Company and for up to two years thereafter.

Item 7.01.                Regulation FD Disclosure

On September 28, 2018, the Company issued a press release announcing the resignation of Messrs. Lovoi and Lloyd, the appointment of Mr. Giesler to the Board and the appointment of Mr. Washburn as Chair of the Nominating and Governance Committee. A copy of the press release is attached as Exhibit 99.1 of this Current Report on Form 8-K and is incorporated in this Item 7.01 by reference.

The information disclosed in this Item 7.01, including Exhibit 99.1, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities under that section, nor shall they be deemed to be incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act except as expressly set forth by specific reference in such filing.

Item 9.01.                Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Press Release of Jones Energy, Inc., dated September 28, 2018.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 28, 2018

JONES ENERGY, INC.

	By:	/s/ Robert J. Brooks
	Name:	Robert J. Brooks
	Title:	Executive Vice President and Chief Financial Officer